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                                                                 Exhibit 10 (rr)


                              CLEVELAND-CLIFFS INC


                           LONG-TERM INCENTIVE PROGRAM


                                    ARTICLE I

                                     GENERAL

         1.1 RELATIONSHIP TO OTHER PLANS. The provisions of this Long-Term Incentive Program ("Incentive Program") shall supplement and operate under the provisions of (a) the Cleveland-Cliffs Inc ("Company") 1992 Incentive Equity Plan approved by the shareholders of the Company on April 14, 1992, amended and restated on May 13, 1997 and amended on May 11, 1999, as may be amended from time to time ("1992 ICE Plan"), a copy of which 1992 ICE Plan is attached hereto as Appendix A and (b) the Company's 2000 Retention Unit Plan approved by the Board of Directors on May 8, 2000 ("2000 Retention Plan"), as may be amended from time to time, which is attached hereto as Appendix B. Unless otherwise expressly qualified by the terms of this Incentive Program, the conditions contained in the 1992 ICE Plan and the 2000 Retention Plan shall be applicable to the Incentive Program. In the event of any conflict between the terms of this Incentive Program and the 1992 ICE Plan or the 2000 Retention Plan, the 1992 ICE Plan or the 2000 Retention Plan, respectively, shall control.

         1.2 PURPOSE. The purpose of the Incentive Program is to attract and retain executives and other key employees of the Company and its subsidiaries and to align their interests directly with the interests of the shareholders of the Company in increasing the Company's long-term value and exceeding the performance of peer companies.
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                                   ARTICLE II

                                   DEFINITIONS

         All terms used herein with initial capital letters shall have the meanings assigned to them in Article I and the following additional terms, when used herein with initial capital letters, shall have the following meanings:

         2.1 "BOARD" shall have the meaning assigned thereto in the 1992 ICE
Plan.

         2.2 "CHANGE IN CONTROL" shall mean the date on which any of the following is effective:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this Section 2.2(i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 2.2(ii), below), (B) any acquisition by the Company of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined in Section 2.2(iii) below) that complies with clauses (A), (B) and (C) of Section 2.2(iii), below; or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided,

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however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or any other transaction involving the Company (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or


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maintained by the Company, any Subsidiary or such entity resulting from such
Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 2.2(iii).

         2.3 "CODE" shall have the meaning assigned thereto in the 1992 ICE
Plan.

         2.4 "COMMITTEE" shall have the meaning assigned thereto in the 1992 ICE Plan.

         2.5 "COMMON SHARES" shall have the meaning assigned thereto in the 1992 ICE Plan.

         2.6 "DATE OF GRANT" shall mean the date specified by the Committee on which a grant of Performance Shares and Retention Units shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

         2.7 "DISABILITY" shall mean the disability of a Participant as defined by the long-term disability plan of the Company in effect for such Participant.

         2.8 "INCENTIVE PERIOD" means the period of time within which Management Objectives relating to Performance Shares are to be achieved and during which Retention Units are subject to forfeiture if the Participant leaves the employ of the Company or Subsidiary.



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         2.9 "LTI AWARD" means the two-part long-term incentive award under the
Incentive Program, consisting of (a) Performance Shares and (b) Retention Units.

         2.10 "MANAGEMENT OBJECTIVES" shall have the meaning assigned thereto in the 1992 ICE Plan.

         2.11 "MARKET VALUE PRICE" shall mean the latest available closing price of a Common Share of the Company on the New York Stock Exchange at the relevant time.

         2.12 "PARTICIPANT" shall mean a Participant in the 1992 ICE Plan and the 2000 Retention Plan, as defined in the 1992 ICE Plan and 2000 Retention Plan, and who has been selected by the Committee to receive an LTI Award under the Incentive Program.

         2.13 "PARTICIPANT GRANT AND AGREEMENT" shall mean the agreement entered into between the Participant and the Company pursuant to Section 5.3(b)(iv) of this Incentive Program.

         2.14 "PERFORMANCE SHARE" shall have the meaning assigned thereto in the 1992 ICE Plan.

         2.15 "PERFORMANCE SHARES EARNED" shall mean the number of Common Shares of the Company (or cash equivalent) earned by a Participant following the conclusion of an Incentive Period in which a required minimum of Management Objectives were met or exceeded.

         2.16 "PLAN YEAR" shall mean a period corresponding to the calendar year of the Company.

         2.17 "RETENTION UNIT" shall have the meaning assigned thereto in the 2000 Retention Plan.

         2.18 "RETIREMENT" shall mean retirement as defined in the retirement plan of the Company, including without limitation any supplemental retirement plan.



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         2.19 "SUBSIDIARY" shall have the meaning assigned thereto in the 1992
ICE Plan.


                                   ARTICLE III

                            TERM OF INCENTIVE PROGRAM

         3.1 TERM. The Incentive Program shall be effective from May 8, 2000, the date of adoption by the Committee, and shall remain in effect until terminated by the Committee.


                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 COMMITTEE. The Incentive Program shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

         4.2 AUTHORITY AND DETERMINATIONS. Subject to the terms of the 1992 ICE Plan and the 2000 Retention Plan, the Committee shall have full and complete authority, in its sole and absolute discretion to: (i) exercise all of the powers granted to it under the 1992 ICE Plan, the 2000 Retention Plan, and the Incentive Program; (ii) interpret and implement the Incentive Program and any related document; (iii) prescribe rules and guidelines relating to the Incentive Program; (iv) make all determinations necessary or advisable in administering the Incentive Program; and (v) correct any defect, supply any omission and reconcile any inconsistency in the Incentive Program. No member of the Committee shall be liable for any such action taken or determination made in good faith.

         4.3 EXPENSES. The Company shall pay all costs and expenses of administering the Incentive Program, including but not limited to the payment of expert or consulting fees.



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         4.4 DELEGATION. The Committee may delegate to the Chief Executive
Officer of the Company the authority to execute and deliver such instruments and documents, do all such acts, and take all such other steps deemed necessary, advisable or convenient for the effective administration of the Incentive Program in accordance with its terms and purpose, except that the Committee may not delegate any authority with respect to decisions regarding the Management Objectives, amount or other material terms of any awards of Performance Shares or Retention Units.


                                    ARTICLE V

                       OPERATION OF THE INCENTIVE PROGRAM

         5.1 ESTABLISHMENT OF INCENTIVE PERIOD AND MANAGEMENT OBJECTIVES. For each LTI Award, the Committee shall establish the Incentive Period and the Management Objectives for achievement from the beginning to the end of the Incentive Period.

         5.2 ADJUSTMENT OF MANAGEMENT OBJECTIVES. The Committee may only adjust the Management Objectives as permitted under the 1992 ICE Plan.

         5.3 LTI AWARD GRANTS.

                  (a). Effective at the start of each Incentive Period, the Committee shall determine the Participants to be granted LTI Awards with due regard to the relative position of such Participant in the Company, salary level and such other factors as the Committee, in its discretion, deems appropriate. The LTI Awards shall consist of Performance Shares and Retention Units in relative percentage combinations as determined by the Committee. Upon such determination, the Committee shall grant such designated Participant a number of Performance Shares and Retention Units for the Incentive Period.



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                  (b). The Committee shall authorize grants of Performance
Shares and Retention Units in accordance with the following:

                           (i) Each grant shall specify the number of
                  Performance Shares and Retention Units to which it pertains.

                           (ii) Each grant shall specify the Incentive Period.

                           (iii) Each grant shall specify the Management
                  Objectives, with respect to the Performance Shares, that are to be achieved by the Company and a required minimum level of achievement below which no payment of Performance Shares will be made. Each grant of Performance Shares shall set forth a formula for determining the amount of any payment to be made if performance is at or above the required minimum level and shall specify the maximum amount of any payment to be made.

                           (iv) Each grant shall be evidenced by a Participant
                  Grant and Agreement, which shall be executed on behalf of the Company by the Chief Executive Officer, or by such officer of the Company as may be designated by the Chief Executive Officer, and delivered to and accepted by the Participant. The Participant Grant and Agreement shall state the specific Management Objectives, target level of achievement and payout for the Incentive Period. The Participant Grant and Agreement shall also state that the Performance Shares and Retention Units are subject to all of the terms and conditions of the 1992 ICE Plan or the 2000 Retention Plan, as the case may be, this Incentive Program and such other terms and provisions as the Committee may determine consistent with this Incentive Program.



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                  (d). The Committee may provide for such adjustments in the number of Common Shares covered by outstanding Performance Shares and Retention Units granted hereunder, as may be provided for under Section 10 of the 1992 ICE Plan and under Section 6 of the 2000 Retention Plan (anti-dilution provisions).

         5.4 PERFORMANCE SHARES EARNED.

                  (a). At the end of each Incentive Period, the Committee shall assess the degree to which the Management Objectives were achieved.

                  (b). Payout of Performance Shares Earned shall be based upon the degree of achievement of the Management Objectives by the Company, all as to be more particularly set forth in the Participant's Grant and Agreement.

                  (c). Upon such certification as provided for in Section (a) above, the Committee shall advise the Participant as to the number of Performance Shares Earned.

                  (d). Each Performance Share Earned shall entitle the holder to receive Common Shares of the Company (or cash or a combination of Common Shares and cash, as decided by the Committee in its sole discretion).

                  (e). The value of the number of Common Shares calculated to be earned by a Participant as Performance Shares Earned at the end of the Incentive Period (Calculated Value) shall not exceed a value determined by multiplying the number of Common Shares calculated to be earned by a Participant by twice the Market Value Price per share of a Common Share on the Date of Grant (Maximum Value), and the number of actual Performance Shares Earned will be reduced to the extent necessary to prevent the Calculated Value of the Performance Shares Earned from exceeding the calculated Maximum Value, except as otherwise provided for in


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Section 7.4, or except as such Performance Shares may be adjusted under
Section 10 (anti-dilution provision of the 1992 ICE Plan).

         5.5 NONFORFEITABILITY OF RETENTION UNITS. At the end of the Incentive Period, the Retention Units shall become nonforfeitable and payable in cash if the Participant has remained in the continuous employ of the Company or a Subsidiary throughout the Incentive Period.


                                   ARTICLE VI

                                PAYMENT OF AWARDS

         6.1 PAYMENT OF PERFORMANCE SHARES EARNED. Performance Shares Earned shall be paid after the receipt of audited financial statements relating to the last fiscal year of the Incentive Period and the determination by the Committee pursuant to Section 5.4(a).

         6.2 PAYMENT OF RETENTION UNITS. Retention Units shall be paid in cash at the same time as the Performance Shares Earned are paid; provided however, in the event that no Performance Shares are earned, then the Retention Units shall be paid in cash at the time the Performance Shares normally would have been paid.


                                   ARTICLE VII

           HARDSHIP, TERMINATIONS OF EMPLOYMENT AND CHANGE IN CONTROL

         7.1 HARDSHIP AND APPROVED ABSENCE. In the event of leave of absence to enter public service with the consent of the Company or other leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds any Performance Shares that have not been fully earned or any Retention Units that have not become nonforfeitable, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without


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limitation waiving or modifying any limitation with respect to any award under this Incentive Program.

         7.2 DEATH, DISABILITY, RETIREMENT OR OTHER. In the event the employment of a Participant with the Company is terminated before completion of an Incentive Period(s) because of Death, Disability, Retirement, or other reasons, such Participant, or the beneficiary of such Participant, may be eligible to receive all or a portion of the Performance Shares granted to such Participant as Performance Shares Earned and all or a portion of the Retention Units, as is determined in accordance with the Participant's Grant and Agreement.

         7.3 NON-COMPETITION. A Participant shall not render services for any organization or engage directly or indirectly in any business which is a competitor of the Company or any affiliate of the Company, or which organization or business is or plans to become prejudicial to or in conflict with the business interests of the Company or any affiliate of the Company. Failure to comply with the foregoing will cause a Participant to forfeit the right to Performance Shares and the Retention Units as is determined in accordance with the Participant's Grant and Agreement.

         7.4 CHANGE IN CONTROL. Except as may otherwise be determined in accordance with the Participant's Grant and Agreement, in the event a Change in Control occurs before completion of an Incentive Period(s), all Performance Shares or Retention Units granted to a Participant shall immediately become Performance Shares Earned in the case of Performance Shares, and the value of which shall be paid in cash within 10 days of the Change in Control, and the number of Common Shares to be earned as Performance Shares Earned will not be reduced proportionately, as provided for in Section 5.4(e), and Retention Units shall become immediately nonforfeitable and be paid in cash within 10 days.




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                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment of Performance Shares Earned or Retention Units to a Participant under this Incentive Program, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment of Performance Shares Earned or Retention Units or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. If necessary, the Committee may require relinquishment of a portion of such Performance Shares Earned or Retention Units. The Participant may elect to satisfy all or any part of any such withholding obligation with respect to the Performance Shares by surrendering to the Company a portion of the Common Shares that are to be issued or transferred to the Participant, and the Common Shares so surrendered by the Participant shall be credited against any such withholding obligation at the Market Value Price per share of such Common Shares on the date of such surrender. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six months to satisfy any tax obligation resulting from such transaction.

         8.2 CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No Participant shall have any claim or right to be granted another award under the Incentive Program. This Incentive Program shall not confer upon any Participant any right with respect to the continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right


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that the Company or any Subsidiary would otherwise have to terminate any employment or other service of the Participant at any time.

         8.3 BENEFICIARIES. Any payments of Performance Shares Earned or Retention Units due under this Incentive Program to a deceased Participant shall be paid to the beneficiary designated by the Participant and filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the estate of the Participant. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Company.

         8.4 NON-TRANSFERABILITY. The rights and interest of a Participant under this Incentive Program, including amounts payable, may not be assigned, pledged, or transferred, except, in the event of the death of a Participant, to his or her designated beneficiary as provided in the Incentive Program, or in the absence of such designation, by will or the laws of descent and distribution.

         8.5 AMENDMENTS. This Incentive Program may be amended from time to time by the Committee; provided, however, that any such amendment shall not be inconsistent with the terms of the 1992 ICE Plan or the 2000 Retention Plan.

         8.6 GOVERNING LAW. This Incentive Program shall be construed and governed in accordance with the laws of the State of Ohio.

         8.7 EFFECTIVE DATE. This Incentive Program is effective as of May 8, 2000.





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